UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices)

(918) 236-6461

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 19, 2024, ClearSign Technologies Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (“Private Purchaser”) whereby the Company agreed to issue shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or pre-funded warrants to purchase Common Stock in lieu thereof, and redeemable warrants to purchase shares of Common Stock, in a  private placement (the “Concurrent Private Offering”) for aggregate gross proceeds of approximately $5,000,000 to be consummated concurrently with an underwritten public offering.

On April 22, 2024, the Company and the Private Purchaser entered into an Amendment to the Securities Purchase Agreement (the “Amendment”) to provide for, among other things, a revised allocation of the Private Purchaser’s subscription between shares of Common Stock and pre-funded warrants to purchase Common Stock in lieu thereof. Pursuant to the Amendment, the Private Purchaser has subscribed for: (i) 2,249,763 shares of Common Stock (the “Private Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,155,642 shares of Common Stock (the “Pre-Funded Warrant Shares”) and (iii) redeemable warrants (the “Private Warrants”) to purchase up to 8,108,106 shares of Common Stock. The Pre-Funded Warrants are each exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. The Company is prohibited from effecting an exercise of any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by the holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. Except as otherwise expressly provided for in the Amendment, the Securities Purchase Agreement remains in full force and effect.

The Concurrent Private Offering is expected to close on April 23, 2024, subject to the satisfaction of customary closing conditions.

The foregoing description of the Amendment and Pre-Funded Warrants is not complete and is qualified in its entirety by reference to the full text of such documents, forms of which are filed herewith as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein. Additionally, the foregoing description of the Securities Purchase Agreement and Private Warrants is not complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.4 and 4.3, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 19, 2024.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The offer and sale of the Private Shares, Private Warrants, Private Warrant Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Concurrent Private Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual filing on Form 10-K filed with the SEC on April 1, 2024, the preliminary prospectus supplements filed with the SEC on March 18, 2024 and April 19, 2024, and the final prospectus supplement filed with the SEC on April 23, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Pre-Funded Warrant.
5.1*	Opinion of Mitchell Silberberg & Knupp LLP.
10.1*	Amendment to Securities Purchase Agreement, dated as of April 22, 2024.
23.1*	Consent of Mitchell Silberberg & Knupp LLP (contained in Exhibit 5.1).
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer